For Immediate Release

Contact: Tate Fite Chief Financial Officer 011.7.495.221.5516 tate.fite@moscowcablecom.com	Or: Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Announces Subscriber Growth Numbers for

May 2007

New York, NY – June 8, 2007 – Moscow CableCom Corp. (NASDAQ: MOCC) today announced the growth of its homes passed network and of the number of active subscribers for its broadband services in Moscow, as of May 31, 2007:

ACTIVE SUBSCRIBERS

	May 31, 2007	April 30, 2007	Change (1 month)	Percent Change	December 31, 2006	YTD Change (5 months)	Percent Change
Homes passed	932,251	889,037	43,214	4.9%	782,249	150,002	19.2%

Terrestrial Broadcasting subscribers % Saturation	220,153 23.6%	211,942 23.8%	8,211	3.9%	173,558 22.2%	46,595	26.8%
Pay TV subscribers % Saturation	93,379 10.0%	88,664 10.0%	4,715	5.3%	65,310 8.3%	28,069	43.0%
Internet subscribers % Saturation	126,492 13.6%	122,948 13.8%	3,544	2.9%	98,106 12.5%	28,386	28.9%

ACTUAL SUBSCRIBERS

	May 31, 2007	April 30, 2007	Change (1 month)	Percent Change	December 31, 2006	YTD Change (5 months)	Percent Change

Terrestrial Broadcasting subscribers % Saturation	222,387 23.9%	214,055 24.1%	8,332	3.9%	174,567 22.3%	47,820	27.4%
Pay TV subscribers % Saturation	109,112 11.7%	102,756 11.6%	6,356	6.2%	75,725 9.7%	33,387	44.1%
Internet subscribers % Saturation	144,782 15.5%	139,478 15.7%	5,304	3.8%	110,017 14.1%	34,765	31.6%

About Moscow CableCom

Moscow CableCom Corp (NASDAQ: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to cable television and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network, the largest high-speed data cable network in Moscow.  For more information on Moscow CableCom Corp. and AKADO, visit: www.moscowcablecom.com and www.akado.ru

Availability of Information Regarding the Proposed Merger with Renova Media Enterprises

In connection with the proposed merger between the Company and Renova Media Enterpises Ltd., the Company’s single largest shareholder, the Company filed a preliminary Information Statement with the Securities and Exchange Commission (the “SEC”) on May 4, 2007. In addition, the Company and Renova Media Enterprises filed with the SEC a Transaction Statement on Schedule 13E-3 on May 4, 2007. The parties will also make certain other SEC filings regarding the transaction. These filings contain and future filings will contain important information about the transaction. The Company and Renova Media Enterprises urge investors to read these filings and to read future filings when they become available. Copies of these filings will be available, free of charge, on the SEC’s website (www.sec.gov).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements". All forward-looking statements contained in this press release are subject to various risks and uncertainties that could materially affect these matters including, without limitation, the risk that the transaction contemplated by the merger agreement between the Company and Renova Media will not be consummated on the terms announced or at all. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements also relate to our future business and financial performance, including AKADO's development, its ability to attract new subscribers, to continue to expand its hybrid fiber-coaxial network, to achieve positive cash flow and our ability to raise funds for AKADO's development. These statements are based on management's best assessment of Moscow CableCom's and AKADO's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including the lack of operating history of AKADO, liquidity difficulties, developments in the marketplace for cable TV and internet services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our annual report on Form 10-K for the year ended December 31, 2006 and other public filings made by us with the SEC, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release or any of our related public filings with the SEC, or to make corrections to reflect future events or developments.

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